EXHIBIT (I)(1)

                               CONSENT OF COUNSEL

                              GAMCO Gold Fund, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 17 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79180, Investment Company Act File No. 811-08518) of GAMCO Gold Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                              /S/ WILLKIE FARR & GALLAGHER LLP
                                              --------------------------------
                                                  Willkie Farr & Gallagher LLP


April 30, 2007
New York, New York

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